UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 8, 2010

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On March 10, 2010, Rainmaker Systems, Inc (the “Company”) received a cash payment of $4,550,000 from Oracle America, Inc., in consideration for entering into a settlement agreement with Oracle, effective March 8, 2010, related to the termination of the Sun Global Inside Sales Program Statement of Work between the Company and Sun Microsystems with an effective date of April 1, 2009, and certain exhibits under the Application Services Agreement between the Company and Sun Microsystems with an effective date of March 31, 2009 (“Settlement Agreement”).

In addition, Oracle has agreed, under the terms of the Settlement Agreement, to reimburse the Company for the employee severance costs related to employees who worked on the Global Inside Sales program. The Settlement Agreement follows the notice received by the Company in February 2010 from Sun Microsystems that Sun had elected to terminate the Global Inside Sales Program Statement of Work agreement, effective as of February 28, 2010, following the acquisition of Sun Microsystems by Oracle Corporation in February 2010.

The payment of $4,550,000 will be included in the Company’s revenue for the quarter ended March 31, 2010.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

March 11, 2010	/s/ Steve Valenzuela
Date	(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer